Exhibit 33.9

Management’s Assessment of Compliance with Applicable Servicing Criteria

Pursuant to Item 1122(d) of Regulation AB

Management of Walker & Dunlop, LLC (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Items 1122(d)(1)(i), 1122(d)(1)(ii) and 1122(d)(1)(v) of Regulation AB of the Securities and Exchange Commission relating to the servicing of asset backed securities transactions conducted by the Company (the Platform) as of and for the year ended December 31, 2016. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2016. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. Based on such assessment, management believes that, as of and for the year ended December 31, 2016, the Company has complied in all material respects with the servicing criteria set forth in Items 1122(d)(1)(i), 1122(d)(1)(ii) and 1122(d)(1)(v) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2016.

February 27, 2017

James Schroeder
Senior Vice President — Servicing

Two Charles River Place
63 Kendrick Street
Needham, Massachusetts 02494	WalkerDunlop.com

Apendix A to Management Assertion

Portfolio Desc	W&D Loan #	Property Name

ACMT 2016 C1	301002973	600-602 King St
ACMT 2016 C1	301004473	Ballenger Commerce Center III
TIAA 2007 C4	301001562	Seven Square Corp Park - Philly Road
TIAA 2007 C4	301001585	Columbia Industrial Building
TIAA 2007 C4	301001586	Columbia Industrial Building
TIAA 2007 C4	301001587	Seven Square Corp Park - Hospital Dr
JPMC 2007 LDP11-Ltd Svcing	301001737	The Shops at Breton Bay
JPMC 2007 C1	301001815	Afton Village
CGCMT 2016-P3	301050031	Country Inn & Suites - Brandon, FL
Midland 2016-C2	301050032	Honey Creek IV
CGCMT 2016-P3	301050033	Cedarbrook Lodge
Midland 2016-C2	301050038	Holiday Inn Express West Point
CSAIL 2015-C4	301050021	Oak Tree Park
CSAIL 2015-C4	301050022	Old Orchard Apartments
CSAIL 2015-C4	301050023	Moorland Commons
CSAIL 2015-C4	301050024	Springs at Alamo Ranch
CSAIL 2015-C4	301050025	Southgate Business Center
CSAIL 2015-C4	301050026	Dorsey Business Center Ill
CSAIL 2015-C4	301050028	Buckingham Place
CSAIL 2015-C4	301050029	Marumsco Plaza
Nationwide CMBS-BSCMS 2007 PWR16	301003416	Savers
Nationwide CMBS-BSCMS 2007 PWR16	301003417	Monroe Building
Nationwide CMBS-BSCMS 2007 PWR17	301003418	325 E. Chicago Street
Nationwide CMBS-BSCMS 2007 PWR17	301003419	333 E. Chicago Street
Nationwide CMBS-BSCMS 2007 PWR18	301003420	788 North Jefferson
Nationwide CMBS-BSCMS 2007 PWR18	301003421	Pick ‘n Save - Waterford
Principal Global Investors LLC	301070184	Hawthorne Business Center
Principal Global Investors LLC	301004214	PG Commercial-Beltsville
Wells Fargo 2014-C22	301050000	Key Real Estate Co Gulf Coast Portfolio
Wells Fargo 2014-C22	301050002	Kingston Point
Wells Fargo 2014-C22	301050003	Geracimos Portfolio
Wells Fargo 2014-C22	301050004	Normandale Village
Wells Fargo 2014-LC18	301050005	Medical Arts Plaza
Wells Fargo 2014-LC18	301050006	2665 Oneida
Wells Fargo 2014-LC18	301050007	Oneida & Holmgren Way
Wells Fargo 2014-LC18	301050008	Homewood Suites Columbia
Wells Fargo 2014-LC18	301050009	Crown Cork & Seal
Wells Fargo 2015-C26	301050010	Boone Student Housing Portfolio
Wells Fargo 2015-C26	301050011	Village Shires
Wells Fargo 2015-C26	301050012	One and Two Summit Square
Wells Fargo 2015-C29	301050013	Cathedral Place Office
Wells Fargo 2015-C29	301050014	Cathedral Place-Parking
Wells Fargo 2015-C29	301050015	Magnolia Marketplace
Wells Fargo 2015-C29	301050016	Peppertree Lane Apartments
Wells Fargo 2015-C29	301050017	Brittany Bay II
Wells Fargo 2015-C29	301050018	Ozlnus Realty Property Portfolio

Apendix A to Management Assertion

Wells Fargo 2015-C29	301050019	Norfolk Commerce Park
CGCMT 2016-P3	301050034	Casas De Soledad